UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2026

FREQUENCY ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 794-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On October 7, 2026, Frequency Electronics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 8,731,732 shares or 77.58% of the shares of Common Stock of the Company entitled to vote at the Annual Meeting were represented in person or by proxy, and the stockholders:

●	elected each of the Company’s nominees for director to serve for terms of one year and until their respective successors are elected and qualified;

●	ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2027; and

●	approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

The voting results at the Annual Meeting were as follows:

1.	Election of the following five directors:

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Jonathan Brolin	6,549,703	585,824	1,596,205
Lance Lord	5,460,320	1,675,207	1,596,205
Russell Sarachek	6,996,406	139,121	1,596,205
Richard Schwartz	6,501,836	633,691	1,596,205
Thomas McClelland	6,987,070	148,457	1,596,205

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2027:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,711,761	14,624	5,347	0

3.	Approval of the non-binding advisory vote on the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,855,209	160,652	119,666	1,596,205

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:	/s/ Steven Bernstein
Steven Bernstein
Chief Financial Officer, Secretary and Treasurer

Dated: October 8, 2026

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